MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS

PRINCIPAL INVESTMENT –  SMC GROUP – FOR THE

YEAR ENDED MARCH 31, 2009

New York – July 2, 2009 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced audited US GAAP results for its principal investment – SMC Group. On a non-GAAP basis for the fiscal year ended March 31, 2009, the SMC Group of Companies (“SMC Group”) had total revenues of approximately $ 33.7 million (Rs. 1,714.1 million) and Net Loss of approximately $ 1.9 million (Rs. 96.7 million). For the fiscal year ended March 31, 2008, SMC Group previously announced total revenues of approximately $57.1 million (Rs. 2,286 million) and Net Income of approximately $15.5 million (Rs. 620.6 million) on a combined basis.

SMC Group is one of India’s leading financial services companies, offering institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

For the fiscal year ended March 31, 2009, SMC Global had total revenues of approximately Rs. 1451.8 million (approximately $ 28.5 million) and a Net Loss of approximately Rs. 85.6 million (approximately $ 1.7 million). SAM Global had total revenues of approximately Rs. 262.3 million (approximately $ 5.2 million) and Net Loss of approximately Rs. 11.1 million (approximately $ 0.2 million).

The combined financial information for SMC Group set forth in this release contains combined financial information for SMC Global, SAM Global and SMC Comtrade. This information is derived from audited financial information prepared under US GAAP for each of these companies, however, the compilation is not a measure prepared in accordance with generally accepted accounting principles (“GAAP”) and is unaudited. The non-GAAP measures are described and reconciled to the corresponding GAAP measures below.

The SMC Group publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 50.87 = U.S.$1.00 as of March 31, 2009 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Group, said “Despite very challenging market conditions in in India and around the world, SMC Group was able to perform steadily and demonstrate some notable new strategic partnerships. Revene and profitability declined year-on-year for two key reasons: first, due to an approximately 21% decline in average annual trading turnover in India, since the beginning of the credit crisis in the US; and second, due to costs incurred due to our expansion into strategic new areas. As is the case in the US and Europe, large numbers of investors in India are waiting on the sideline – looking for signs of stabilization before committing more capital into the markets. Nonetheless, we seized the downturn to prudently expand and strengthen our business footprint even further. As a result of this strategy, over the last two years, we have close to doubled both our locations across India as well as the our customer base. We have also formed world-class strategic partnerships with Sanlam Group and Punjab National Bank, seizing on some exciting market opportunities for growth.  While our strategic expansion has had a short-term impact on profitability, we believe that over the medium to long term, it positions us for greater growth and return to profitability. Trading turnover in India has improved since April 2009, and accordingly, we are hopeful that as the macro economic environment improves, the strength of SMC’s business will show. Some notable business highlights from fiscal 2009 are provided below.”

Expansion of pan-India distribution footprint. As of March 31, 2009, SMC:

•

Increased retail distribution network to 1,500 locations (compared to 1,260 locations as of March 31, 2008; 803 locations as of March 31, 2007).

•

Increased nationwide presence to 375 cities (compared to 325 cities as of March 31, 2008; 208 cities as of March 31, 2007).

•

Increased customers: serves the financial needs of 550,000 investors (compared to 450,000 investors as of March 31, 2008; 256,000 investors as of March 31, 2007).

•

Ranked 5th largest retail distribution in India, Prime Data rankings (2008).

Addition of new products and services:

•

Distribution of insurance products: Hired and trained an insurance salesforce of approximately 2,000 people, primarily on a commissionable basis, setting up three major world-class insurance distribution clusters in Delhi, Mumbai and Pune from October 2008 through May 2009, each focused on regional customer outreach. Distributed total insurance product in FY09 of Rs 260 million (approximately $5.1 million) since ramping up the staffing over the last five months of the fiscal year, elevating SMC’s status to a leading insurance distributor in India. In an article in the Economic Times of India (July 2, 2009) entitled “India Among the Top Ten World Insurance Markets,” notes that with nearly 80% of India’s 1.2 billion population uninsured, even a small increase in penetration will result in large volumes.

•

Online trading: In April 2009, SMC Group announced an alliance with India’s second-largest public-sector bank, Punjab National Bank, which has over 35 million deposit accounts and over 4,500 locations across India, to provide online trading services to their customers. Since then, we have integrated our state-of-the-art online trading portal www.moneywisebewise.com with PNB’s systems, and successfully completed a pilot offering to PNB’s clients in the Delhi region, adding approximately 800 new depositors from Delhi over a couple of months, who are taking advantage of our state-of-the-art online trading and investment products. We are now in the process of expanding this in the next phase to serve PNB’s customers across 10 cities in India, and plan to expand this alliance on a national level over the next several years.  With India having the world's youngest working population, online trading is one of the fastest growing segments, our alliance with PNB positions us to accelerate our growth in this area.

•

Wealth Management Services: In September 2008, SMC Group entered into joint venture agreements (JV) with Sanlam Investments, the investment arm of South African financial services firm, Sanlam Group, to set up two new businesses in India – a wealth management company and an asset management company, to take advantage of the immense growth opportunities in India. Having already received our Portfolio Management (PMS) license, we have soft-launched SMC Wealth Management in India, gathering AUM of approximately Rs 800 million (approximately $15.72 million ) since commencing operations in September 2008. We expect to launch SMC Asset Management business, once we obtain a AMC (Asset Management Company) approval. Further, we expect to close the Sanlam transaction as soon as all required regulatory approvals are obtained in India and South Africa, which will allow us to further accelerate our growth in this new business.

To maintain this pace of growth and also to lay the foundation for new business opportunities, SMC Group invested significantly in infrastructure in fiscal 2009, compared to previous years, attracting quality staff, expanding locations, improving technology, and adding new products and services. Currently, SMC Group has over 4,000 employees and a rapidly expanding retail distribution network of more than 8,000 independent financial advisors, in over 375 cities across India. In particular, due to the fast growth in the retail network yielding customer growth of over 70%, SMC was privileged to be awarded "Fastest Growing Retail Network - 2008" in India by Business Sphere.

F. Jacob Cherian, Chairman and CEO of MIAC added, “SMC Group is operating in a difficult business environment. While SMC has no direct exposure to mortgage-related securities, no significant long-term debt, and has a strong balance sheet position, the investor sentiment due to negative global financial events has clearly had an impact on the business this year as trading turnover in India declined this year, the first such decline following years of increase. Also, currency fluctuations clearly have impacted USD results: the US dollar has strengthened against the Indian rupee close to 20% since the beginning of this year. However, the Sanlam and PNB deals announced in September and October this year, respectively, point to the fundamental strength of the SMC franchise and its experienced management team. Overall, we remain hopeful that the significant investments and achievements made in strengthening SMC’s business will bear fruit, as the credit crisis recedes and the macroeconomic environment improves in India and around the world.”

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2009, it was one of the most active trading firms in India, averaging over 325,000 trades per day. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of 550,000 investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 1,500 locations, as of March 31, 2009. Currently, SMC Group has approximately 4,000+  employees and a rapidly expanding retail distribution network of more than 8,000+ independent financial advisors, in over 375 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

As of July 2, 2009 MIAC’s principal asset is its ownership of a 15.3% equity interest in SMC Group. SMC Group is comprised of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM"). SAM was successfully amalgamated with SMC through an amalgamation process recently approved by the Indian High Court. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

_______________________

Total revenue and net income provided for the SMC Group, on a consolidated basis, are non-GAAP(Should be GAAP) measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and may differ from non-GAAP measures used by other companies. MIAC believes that these non-GAAP measures have certain limitations in that they do not reflect all of the amounts associated with SMC Group’s results of operations as determined in accordance with GAAP and accordingly these measures should only be used to evaluate SMC Group’s results of operations in conjunction with the corresponding GAAP measures. Nevertheless, MIAC believes that these non-GAAP financial measures, which illustrate the combined financial information of SMC Global and SAM Global, provide useful information to investors as MIAC has an equal equity stake in both companies.

The tables below provide reconciliations between the GAAP financial measures for SMC Global and SAM Global, individually, and the non-GAAP financial measures for the SMC Group, on a consolidated basis:

Fiscal year ended March 31, 2009 (in Millions of Rs.)

	SMC Global	SAM Global	Total
Revenue	1,451.84	262.29	1,714.13
Net Income	(85.56)	(11.12)	(96.68)

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.